EXHIBIT 99.2

JOINT FILING AGREEMENT

This Agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Exchange Act and the rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, with respect to their ownership of common stock of Tectonic Financial, Inc., and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 7th day of February, 2020.

By:	/s/ A. Haag Sherman
Name: A. Haag Sherman

THE SHERMAN 2018 IRREVOCABLE TRUST

By:	/s/ A. Haag Sherman
Name: A. Haag Sherman, Trustee

SHERMAN TECTONIC FLP LP

By:	/s/ A. Haag Sherman
Name: A. Haag Sherman, CEO of the general partner of Sherman Tectonic FLP LP

By:	/s/ George L. Ball
Name: George L. Ball

By:	/s/ Darrell W. Cain
Name: Darrell W. Cain

By:	/s/ Steven B. Clapp
Name: Steven B. Clapp

By:	/s/ Thomas R. Sanders
Name: Thomas R. Sanders

By:	/s/ Daniel C. Wicker
Name: Daniel C. Wicker

By:	/s/ Steven L. Cain
Name: Steven L. Cain

By:	/s/ Judson S. Crawford
Name: Judson S. Crawford

By:	/s/ Brian R. Bortz
Name: Brian R. Bortz

By:	/s/ Timothy D. Greaves
Name: Timothy D. Greaves

By:	/s/ Toni D. Lee
Name: Toni D. Lee

By:	/s/ Don A. Sanders
Name: Don A. Sanders

Signature Page to Joint Filing Agreement - 1

DON A. SANDERS CHILDREN’S TRUST DTD 2003

By:	/s/ Don Weir
Name: Don Weir, Trustee

By:	/s/ Don Weir
Name: Don Weir

By:	/s/ Julie Ellen Weir
Name: Julie Ellen Weir

By:	/s/ By Ken Bramlage as Attorney-in-Fact for Christopher K. Pittman
Name: Christopher K. Pittman

By:	/s/ Ben T. Morris
Name: Ben T. Morris

By:	/s/ By Ken Bramlage as Attorney-in-Fact for Erick G. R. Kuebler
Name: Erick G. R. Kuebler

By:	/s/ By Ken Bramlage as Attorney-in-Fact for Wendi M. Kuebler
Name: Wendi M. Kuebler

By:	/s/ Michelle Baird
Name: Michelle Baird

By:	/s/ Charles Loretto
Name: Charles Loretto

By:	/s/ Hunter Satterfield
Name: Hunter Satterfield

By:	/s/ By Ken Bramlage as Attorney-in-Fact for Patrick Howard
Name: Patrick Howard

Signature Page to Joint Filing Agreement - 2